Exhibit (a)(1)(E)

Notice of Guaranteed Delivery With

Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

BLUEPRINT MEDICINES CORPORATION

at

$129.00 PER SHARE IN CASH, PLUS ONE CONTINGENT VALUE RIGHT PER

SHARE REPRESENTING THE RIGHT TO RECEIVE CONTINGENT PAYMENTS

OF UP TO AN AGGREGATE AMOUNT OF $6.00 PER SHARE IN CASH UPON

THE ACHIEVEMENT OF SPECIFIED MILESTONES ON OR PRIOR TO THE

EXPIRATION OF THE APPLICABLE MILESTONE PERIOD

Pursuant to the Offer to Purchase dated June 17, 2025

by

ROTHKO MERGER SUB, INC.

an indirect wholly owned subsidiary of Sanofi

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M.,

EASTERN TIME, ON JULY 16, 2025, UNLESS THE OFFER IS EXTENDED

OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share (the “Shares”), of Blueprint Medicines Corporation, a Delaware corporation, are not immediately available, or you cannot complete the procedure for delivery by book-entry transfer on a timely basis, or you otherwise cannot deliver all required documents to Continental Stock Transfer & Trust Company, the depositary for the Offer (the “Depositary”), in each case prior to one minute following 11:59 p.m., Eastern Time, on July 16, 2025, unless extended or earlier terminated as permitted by the Agreement and Plan of Merger, dated as of June 2, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”). Such form may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

If delivering by secure upload: https://cstt.citrixdata.com/r-rb5ceb7f396e144429fb1a324abc20fdf

If delivering by mail: Continental Stock Transfer & Trust Company Attn: Corporate Actions | Blueprint Medicines Corp One State Street - 30th Floor New York, NY 10004

If delivering by hand, express mail, courier

or any other expedited service:

Continental Stock Transfer & Trust Company

Attn: Corporate Actions | Blueprint

Medicines Corp

One State Street - 30th Floor

New York, NY 10004

If delivering by Facsimile: (212) 616-7610

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Rothko Merger Sub, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of SANOFI, a French société anonyme (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) which, together with the Offer to Purchase, collectively constitute the “Offer,” receipt of which is hereby acknowledged, the following Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Holder(s)

☐ Check if securities will be tendered by book- entry transfer.	(please print)

Name of Tendering Institution:	Address(es):

Account No.:	(Zip Code)

Dated: , 20
Area Code and Telephone

No(s): Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (a) that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of Shares complies with Rule 14e-4 and (c) the delivery to the Depositary of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within one Nasdaq Stock Market trading day of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized

Signature) (Name)

(Please Print)

(Area Code and Telephone Number)

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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